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                                                                         EXHIBIT
                                                                            24.2


                       CONSENT OF SCHNITZER & KONDUB, P.C.

                          Certified Public Accountants


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                            Schnitzer & Kondub, P.C.
                          CERTIFIED PUBLIC ACCOUNTANTS

                         Report of Independent Auditors

We consent to the incorporation by reference in this Registration Statement of J-Bird Music Group, Ltd Corporation on Form S-8 of our report dated April 7, 1999, appearing in the incorporated by reference Annual Report on Form 10-KSB of The J-Bird Music Group, Ltd for the year ended December 31, 1998.

                                              /s/ Schnitzer & Kondub, P.C.
                                              ----------------------------
                                              Schnitzer & Kondub, P.C.
                                              Certified Public Accountants

April 18, 2000
Harrison, New York

550 Mamaroneck Avenue, Harrison, New York 10528 Tel: 914-698-6500
Fax 914-698-1700